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                                                                    Exhibit 23.1

                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 20, 2001 included in Flextronics International Ltd.'s Form 10-K for the year ended March 31, 2001 and to all references to our Firm included in this registration statement.



Arthur Andersen LLP

San Jose, California
September 13, 2001